Exhibit 21
                           ARROW ELECTRONICS, INC.
                             SUBSIDIARY LISTING
                               As of 12/31/99

1. Arrow Electronics, Inc. a New York corporation
2. Arrow Electronics Canada Ltd., a Canadian corporation
3. Schuylkill Metals of Plant City, Inc., a Delaware corporation
4. Arrow Altech Holdings (Pty) Ltd., a South African company and subsidiary:
        A. Arrow Altech Distribution (Pty) Ltd., a South African company
5. Gates/Arrow Distributing, Inc., a Delaware corporation
6. Consan Incorporated., a Minnesota corporation (75% owned)
7. SN Holding, Inc. a Delaware corporation (100% owned) and subsidiary:
         A. Support Net, Inc., an Indiana corporation
8. SBM Holding, Inc., a Delaware Corporation (84% owned) and subsidiary:
         A. Scientific & Business Minicomputers, Inc., a Georgia corporation
9. Arrow Electronics Distribution Group - Europe B.V., a Dutch company, and subsidiaries which include:
         A. Arrow Electronics UK Holding B.V., a British company, and subsidiaries:
                   i. Electronic Services Distribution Ltd., a British
                      company
                  ii Arrow Electronics (UK) Ltd. a British company
                 iii. Multichip Information Technology Ltd., a British
                       company
         B. Arrow Electronics (Espana) S.L., a Spanish company, and subsidiaries which include:
                   i. ATD Microtronica SLU, a Spanish company
                  ii. Arrow-Iberia Electronica SLU, a Spanish company
         C. EDI Electronics Distribution International France S.A., a
             French company and subsidiaries:
             1. Arrow Electronique S.A., a French company, and
                 subsidiaries:
                 a. CCI Electronique S.A., a French company
                 b. Arrow Computer Products S.N.C. a French company
                     and subsidiary:
                     i. Multichip GmbH, a German company.
         D. Arrow Electronics GmbH, a German company, which owns a 100% interest in Spoerle Electronic Handelsgesellschaft mbH, a German company
         E. Silverstar Ltd. S.p.A., an Italian company (98% owned) and subsidiaries
         F. Arrow Components Sweden AB, a Swedish Company and subsidiaries which include:
             1. Arrow Nordic Components AB, a Swedish company
             2. Arrow Norway A/S, a Norwegian company
             3. Microtronica A/S, a Norwegian company
             4. Microtronica AB, a Swedish company
         G. Arrow Denmark A/S, a Danish company
         H. Arrow Finland Oy, a Finnish company and subsidiaries:
            1. Microtronica Oy, a Finnish company
            2. Arrow-Field EESTI AS, an Estonian company
10. Arrow Electronics, Australia Pty Ltd., an Australian company and subsidiaries:
         A. Veltek Australia Pty Ltd., an Australian company
         B. Zatek Australia Pty Ltd., an Australian company
         C. Gates/Arrow Distributing Pty. Ltd., an Australian company
11. Components Agent Limited, a British Virgin Islands company (90% owned) and subsidiaries which include:
         A. Arrow/Components (HK) Ltd., a Hong Kong company
         B. Arrow Korea (HK) Ltd., a Hong Kong company and subsidiary:
             1. Arrow Electronics Korea Limited, a South Korean company
         C. Arrow Electronics(S)Pte Ltd., a Singaporean company and subsidiary:
             1. Arrow Components(M)Sdn Bhd, a Malaysian company
         D. Microtronica (HK) Ltd., a Hong Kong company
         E. Microtronica(S)Pte. Ltd., a Singaporean company
         F. Microtronica(M)Sdn Bhd, a Malayasian company
12. Texny (Holdings) Limited, a British Virgin Islands company and subsidiary:
         A. Texny (H.K.) Limited, a Hong Kong company
13. Strong Electronics Co., Ltd., a Taiwanese company
14. Arrow/Ally, Inc. a Taiwanese company (75% owned) and subsidiary:
         A. Creative Model Limited, a Hong Kong company
15. Arrow Components (NZ) Limited, a New Zealand company (75% owned)
16. Panamericana Comercial Importadora S.A., a Brazilian company (66.67% owned)
17. Elko C.E., S.A., an Argentinean company (70% owned) and subsidiary